MTM TECHNOLOGIES COMPLETES SERIES A-3 PREFERRED STOCK FUNDING OF $12.5 MILLION AND SIGNS AN AGREEMENT FOR UP TO $40 MILLION OF ADDITIONAL FUNDING

     o INITIAL SERIES A-3 PREFERRED STOCK INVESTMENT FROM CONSTELLATION VENTURES OF $6.25 MILLION AND ADDITIONAL PREFERRED STOCK INVESTMENT FROM PEQUOT VENTURES OF $6.25 MILLION

Stamford, CT - December 8, 2004 - MTM Technologies, Inc. ("MTM Technologies") (NASDAQ: MTMC), a leading computer and communications technology management company providing IT networking and data center services, including storage, security, messaging, and voice over internet protocol (VOIP) solutions, announced that it has completed its previously approved $12.5 million Series A-3 Preferred Stock financing. The funding consisted of an initial investment of $6.25 million by Constellation Ventures, a Bear Stearns Asset Management Venture Capital Fund, and an additional $6.25 million equity investment by Pequot Ventures, the private equity arm of Pequot Capital Management, Inc.

MTM Technologies also announced that it has signed a definitive agreement with Pequot Ventures and Constellation Ventures for up to $40 million of additional financing. The company expects to draw down $10 million of the new financing and to use those funds, together with approximately $6.5 million of proceeds from the Series A-3 Preferred Stock, to fund its acquisition of the assets of Vector ESP, Inc. The balance of the proceeds of the Series A-3 Preferred Stock is expected to be used for future transactions. Following completion of the $10 million of additional financing, MTM Technologies will have approximately 23.8 million shares outstanding on an "as converted" basis, inclusive of outstanding options, warrants and shares expected to be issued in connection with the acquisition of Vector. A special committee of the Board of Directors, consisting solely of independent directors, has reviewed and approved the transaction and has received the opinion of Libra Securities, LLC as to the fairness, from a financial point of view, to MTM Technologies of the additional funding. The completion of the additional financing is subject to the consent of the company's senior lender.

Clifford Friedman, Senior Managing Director of Constellation Ventures will join MTM Technologies' Board of Directors and Pequot Ventures will relinquish one of its board seats at the closing of the new financing.

"The closing of the Series A-3 Preferred Stock investment and the inclusion of an additional quality investor demonstrates the support of our growth strategy. Constellation Ventures has extensive experience in the media and technology fields and we expect that their strong industry relationships will assist us in expanding both our customer base and solution offerings," said Frank Alfano, CEO of MTM Technologies. "The additional funding provides us with the capital necessary to continue building a national business and to acquire additional IT solutions oriented companies. We welcome the experience Constellation Ventures brings in building out vertically focused IT businesses."

"Working closely with both our portfolio companies and industry relationships, over the last few years, we have observed the lack of a high quality, valued added sales and marketing channel partner in the middle market. We believe that MTM Technologies, with its highly respected management team, has the potential to be the premiere national middle market IT solutions provider," said Clifford Friedman, Senior Managing Director of Constellation Ventures. "We look forward to leveraging our unique set of strategic limited partners, portfolio companies, and industry relationships to help accelerate MTM Technologies' growth."


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Pequot Venture's Managing General Partner and MTM Technologies' Chairman of the
Board, Gerald A. Poch, noted that "We are very excited about the completion of our third investment in MTM Technologies and the continued roll-out of its growth strategy. MTM Technologies has demonstrated the ability to successfully acquire and integrate strategic businesses in the quest to build a premiere middle market IT solutions provider. We look forward to working with Constellation Ventures and the company's management team as the company continues to execute its growth strategy."

TERMS OF THE TRANSACTIONS

On May 20, 2004, MTM Technologies' shareholders approved an investment of up to $25 million by Pequot Ventures. The approved transactions authorized the sale to Pequot Ventures of up to $25 million of convertible preferred stock and warrants in three tranches. MTM Technologies completed the initial $7 million tranche of the investment on May 21, 2004, a second $5.5 million tranche on September 16, 2004 and the third $12.5 million tranche on December 7, 2004. The third tranche, which was acquired one-half by Pequot Ventures and one-half by Constellation Ventures, is in the form of Series A-3 Preferred Stock, convertible into 3,846,154 shares of MTM Technologies' common stock at a conversion price of $3.25 per share and 769,231 warrants with an exercise price of $4.06 per share.

The new financing agreement contemplates that MTM Technologies will sell to Pequot Ventures and Constellation Ventures up to a total of $40 million of 7% convertible secured notes in three tranches. The initial tranche of $10 million will be convertible into 3,076,923 shares of Series A-4 Preferred Stock at a conversion price of $3.25, together with 615,385 warrants to purchase common stock with an exercise price of $4.06. The second tranche of $15 million will be convertible into 4,615,385 shares of Series A-4 Preferred Stock at a conversion price of $3.25, together with 923,077 warrants to purchase common stock with an exercise price of $4.06. The third tranche of $15 million will be convertible into 4,615,385 shares of Series A-5 Preferred Stock at a conversion price of $3.25 and will not include warrants. The Series A-4 Preferred Stock and Series A-5 Preferred Stock will be convertible into common stock at a conversion price of $3.25. The purchase of the second and third tranches is solely at Pequot Venture's and Constellation Venture's option and Pequot Ventures and Constellation Ventures may assign their right to acquire some or all of those tranches to other investors. Under certain conditions, the total principal amount of tranches two and three may be adjusted.

The conversion and voting rights of the notes and the right to exercise the warrants will be subject to shareholder approval. The company intends to file a preliminary proxy statement with the Securities and Exchange Commission and schedule a special stockholders' meeting seeking approval of the conversion, voting and exercise rights and the other transactions following the closing. Holders of approximately 71% of MTM Technologies' outstanding voting securities have executed a voting agreement in which they agree to vote in favor of such conversion, voting and exercise rights and the other transactions contemplated by the financing agreement with Pequot Ventures and Constellation Ventures.

ABOUT MTM TECHNOLOGIES, INC.

MTM Technologies, Inc. is a leading computer and communications technology management company providing IT networking and data center services, including storage, security, messaging and VOIP solutions. MTM Technologies' practices in Network Analysis, Network & Systems Management, Internet Services, IT Consulting, Data & Network Security, Network Infrastructure Engineering, Integrated Communications, Technology Acquisition and Deployment, Process Automation, and Enterprise LifeCycle Managed Services create a comprehensive computer and communication services suite. MTM Technologies' maintains sales, technology labs, help desk, network management operation centers, training and service facilities in Valley Cottage, New York, New York City, Connecticut, and California. MTM Technologies is an authorized reseller/partner and integrator for Microsoft, HP, Cisco Systems, Citrix, Intel Corp, IBM, Dell Computer, Nortel and Novell. For more information visit our web site at www.mtm.com.

ABOUT PEQUOT VENTURES

Pequot Ventures is the direct venture investment arm of Pequot Capital Management, Inc. and has a direct investment focus on today's most dynamic startup, growth stage and later-stage companies in the technology, telecommunications, defense and healthcare sectors. Pequot creates value by bringing energy and substantial industry expertise to its portfolio companies through the collective intellectual capital, deep operating experience and extensive network of its investment team. The firm leverages its unique multi-billion dollar presence across both public and private equity markets to help build competitive, sustainable businesses in fast changing environments throughout their lifecycle. Pequot accomplishes this goal in close partnership with the founders and management teams of its portfolio companies.

ABOUT CONSTELLATION VENTURES

Constellation Ventures, a Bear Stearns Asset Management Venture Capital Fund, manages $450 million in venture capital through offices in New York and Tokyo. The fund invests between $5 and $25 million in early to mid-stage companies that enable the distribution, management and control of information over emerging digital networks. Constellation Ventures provides its portfolio companies with strategic value-added services.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the Company's entry into new commercial businesses, the risk of obtaining financing, recruiting and retaining qualified personnel, and other risks described in the Company's Securities and Exchange Commission filings. The forward looking statements in this press release speak only as of the date hereof and the Company disclaims any obligation to provide updates, revisions or amendments to any forward looking statement to reflect changes in the Company's expectations or future events.


FOR MORE INFORMATION CONTACT:   John F. Kohler
                                MTM Technologies, Inc.
                                Phone: (203) 975-3750
                                Fax: (203) 975-3701
                                Email:  Investorrelations@mtm.com
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